Exhibit 15

Fleming Companies, Inc.
1945 Lakepointe Drive, Box 299013
Lewisville, Texas 75029

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of Fleming Companies, Inc. and subsidiaries for the 12-week and 28-week periods ended July 8, 2000 and July 10, 1999, as indicated in our report dated July 26, 2000; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the 12 weeks ended July 8, 2000, is incorporated by reference in the following:

     (i)    Registration Statement No. 2-98602 (1985 Stock Option
            Plan) on Form S-8;

     (ii) Registration Statement No. 33-36586 (1990 Fleming Stock Option Plan) on Form S-8;

     (iii)  Registration Statement No. 33-56241 (Dividend
            Reinvestment and Stock Purchase Plan) on Form S-3;

     (iv)   Registration Statement No. 333-11317 (1996 Stock
            Incentive Plan) on Form S-8;

     (v)    Registration Statement No. 333-35703 (Senior
            Subordinated Notes) on Form S-4;

     (vi)   Registration Statement No. 333-28219 (Associate Stock
            Purchase Plan) on Form S-8;

     (vii)  Registration Statement No. 333-80445 (1999 Stock
            Incentive Plan) on Form S-8;

     (viii) Registration Statement No. 333-89375 (Consolidated
            Savings Plus and Stock Ownership Plan) on Form S-8;

     (ix)   Registration Statement No. 333-40660 (Dividend
            Reinvestment and Stock Purchase Plan) on Form S-3; and

     (x)    Registration Statement No. 333-40670 (2000 Stock
            Incentive Plan) on Form S-8.

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.


DELOITTE & TOUCHE LLP

Oklahoma City, Oklahoma
August 16, 2000